Exhibit 99.1

Alexion Completes Acquisition of Portola

- Acquisition diversifies company’s hematology, neurology and critical care commercial portfolio with addition of only approved Factor Xa inhibitor reversal agent -

BOSTON – JULY 2, 2020 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced the successful completion of its acquisition of Portola Pharmaceuticals, Inc. (NASDAQ:PTLA). The acquisition adds Factor Xa inhibitor reversal agent Andexxa® [coagulation factor Xa (recombinant), inactivated-zhzo], marketed as Ondexxya® in Europe, to Alexion’s commercial portfolio. Andexxa is the first and only approved Factor Xa inhibitor reversal agent and has demonstrated transformative clinical value by rapidly reversing the anticoagulant effects of Factor Xa inhibitors rivaroxaban and apixaban in severe and uncontrolled bleeding.

“This acquisition provides the opportunity to grow our commercial portfolio, which builds on the significant progress we’ve made diversifying our pipeline over the last few years,” said Ludwig Hantson, Ph.D., Chief Executive Officer of Alexion. “We are excited to add a transformative, first-in-class medicine like Andexxa, which rapidly reverses life-threatening bleeds that result from Factor Xa inhibitors, to our growing critical care portfolio. This important medicine is also a clear strategic fit with our existing expertise in hematology and neurology, and we are confident we can apply our demonstrated global commercial excellence to enhance access and broaden the number of patients helped by Andexxa.”

Transaction Details

Alexion completed the acquisition through a tender offer and subsequent merger of Portola with Odyssey Merger Sub Inc., a wholly owned subsidiary of Alexion (“Buyer”). Portola is now a wholly owned subsidiary of Alexion. The tender offer for all of the outstanding shares of common stock of Portola at a price of $18.00 per share expired as scheduled, one minute following 11:59 p.m., New York City time, on July 1, 2020. American Stock Transfer & Trust Company, LLC, the depositary and paying agent for the tender offer, has advised Alexion that 62,654,962 shares of Portola common stock were validly tendered and not validly withdrawn in the tender offer, representing approximately 79.7% of the shares outstanding. In addition, the depositary has advised Alexion that, as of the offer expiration time, Notices of Guaranteed Delivery had been delivered with respect to 2,701,052 additional shares, representing approximately 3.4% of the shares outstanding. All of the conditions to the tender offer having been satisfied, Buyer has accepted for payment and will promptly pay for all shares tendered. The transaction will be funded with cash on hand.

On July 2, 2020, Alexion completed its acquisition of Portola through the merger of Buyer with and into Portola without a vote of Portola’s shareholders pursuant to Section 251(h) of the Delaware General Corporation Law. As a result of the merger, Portola became a wholly owned subsidiary of Alexion. In connection with the merger, all shares of Portola common stock outstanding immediately prior to the effective time (other than shares owned by Alexion, Buyer, Portola, any other subsidiary of Alexion or any subsidiary of Portola, or shares that are held in Portola’s treasury, or shares held by any Portola stockholder who has properly demanded and perfected appraisal rights under Delaware law) have been converted into the right to receive $18.00 per share in cash, without interest (less any required withholding taxes), the same amount paid for all shares validly tendered and not validly withdrawn in the tender offer. As a result of the merger, as of July 2, 2020, Portola common stock will cease to be traded on the NASDAQ Global Select Market.

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About Andexxa

Andexxa® [coagulation factor Xa (recombinant), inactivated-zhzo] is a recombinant modified human factor Xa (FXa) protein indicated for patients treated with rivaroxaban or apixaban, when reversal of anticoagulation is needed due to life-threatening or uncontrolled bleeding.

IMPORTANT SAFETY INFORMATION

The most frequently reported adverse reactions in clinical trials in healthy subjects with Andexxa were mild or moderate infusion-related reactions comprising symptoms such as flushing and feeling hot (very common), and cough, dysgeusia, and dyspnea (common). Amongst bleeding patients, commonly reported side effects were ischemic stroke and pyrexia, with uncommon reported side effects of cerebral infarction, cerebrovascular accident, transient ischemic attack, acute myocardial infarction, cardiac arrest, myocardial infarction, deep vein thrombosis, iliac artery occlusion, pulmonary embolism.

Please refer to full Prescribing Information for more information, including Boxed Warning, at www.Andexxa.com.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare and devastating diseases through the discovery, development and commercialization of life-changing medicines. As the global leader in complement biology and inhibition for more than 20 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), as well as the first and only approved complement inhibitor to treat anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG) and neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D) as well as the first and only approved Factor Xa inhibitor reversal agent. In addition, the company is developing several mid-to-late-stage therapies, including a copper-binding agent for Wilson disease, an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases and an oral Factor D inhibitor as well as several early-stage therapies, including one for light chain (AL) amyloidosis, a second oral Factor D inhibitor and a third complement inhibitor. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, metabolic disorders and cardiology. Headquartered in Boston, Massachusetts, Alexion has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-G]

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Forward-Looking Statement

Certain statements made in this press release may constitute forward-looking statements. Forward-looking statements include, among other things, statements related to the acquisition of Portola by Alexion, including: Alexion’s belief that the acquisition will build on the progress that Alexion has made diversifying its portfolio over the last few years; that Andexxa is a transformative, first-in-class medicine; that Andexxa will be a strategic fit within Alexion’s existing hematology and neurology portfolio; and Alexion’s belief that it can apply its global commercial excellence to enhance access and broaden the number of patients helped by Andexxa. Forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the anticipated benefits of Andexxa and other Portola therapies not being realized, including the result of delays or failure to obtain regulatory approval and failure to attain sales targets; the phase 4 study regarding Andexxa does not meet its designated endpoints and/or is not deemed safe and effective by the Food and Drug Administration (the “FDA”) or other regulatory agencies (and commercial sales are prohibited or limited); future clinical trials of Portola products not proving that the therapies are safe and effective to the level required by regulators; anticipated Andexxa sales targets are not satisfied; Andexxa does not gain acceptance among physicians, payers and patients; the commercial efforts of Alexion do not result in increased sales of Andexxa; potential future competition by other Factor Xa inhibitor reversal agents (or other competitive therapies); decisions of regulatory authorities regarding the adequacy of the research and clinical tests, marketing approval or material limitations on the marketing of Portola products; delays or failure of product candidates or label extension of existing products to obtain regulatory approval; delays or the inability to launch product candidates (including products with label extensions) due to regulatory restrictions; unanticipated expenses; interruptions or failures in the manufacture and supply of products and product candidates; failure to satisfactorily address matters raised by the FDA and other regulatory agencies; the possibility that results of clinical trials are not predictive of safety and efficacy results of products in broader patient populations; the possibility that clinical trials of product candidates could be delayed or terminated prior to completion for a number of reasons; the adequacy of pharmacovigilance and drug safety reporting processes; the impact of the COVID-19 pandemic on Alexion’s business operations, including sales, clinical trials, operations and supply chain; and a variety of other risks set forth from time to time in Alexion's filings with the SEC, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in its other filings with the SEC. Alexion disclaims any obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Alexion Contacts:

Media

Megan Goulart, 857-338-8634

Executive Director, Corporate Communications

Investors

Chris Stevo, 857-338-9309

Head of Investor Relations

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